EXHIBIT 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

for the President and Chief Executive Officer

I, Michael A. Jessee, certify that:

1.               I have reviewed this quarterly report on Form 10-Q/A of the Federal Home Loan Bank of Boston; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 17, 2008

/s/	Michael A. Jessee
Michael A. Jessee
President and Chief Executive Officer